UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 30, 2014

SUN BANCORP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-20957	52-1382541
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

226 Landis Avenue, Vineland, New Jersey	08360
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(856) 691-7700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

SUN BANCORP, INC.

INFORMATION TO BE INCLUDED IN THE REPORT

SECTION 2 – FINANCIAL INFORMATION

Item 2.05	Costs Associated with Exit or Disposal Activities.

On June 30, 2014, the Board of Directors (the “Board”) of Sun Bancorp, Inc. (the “Company”) and Sun National Bank (the “Bank”) approved a restructuring plan (the “Restructuring Plan”), which includes, among other things, the Bank exiting its consumer mortgage origination business and the sale of six Bank offices in Cape May County, New Jersey, as well as one office in Atlantic County, New Jersey.  The decision to exit the consumer mortgage origination business was based on the operating performance of the consumer mortgage origination unit of the Bank and the Board’s desire to focus on the Company’s more profitable lines of business.  The Restructuring Plan, including the closure of the Bank branches, is designed to help the Company improve performance in its credit, operational and profitability metrics.

The Bank expects to stop accepting mortgage applications effective immediately, but will continue to process and fund all applications that are approved on or before that date. The Company expects to terminate all of the Bank’s consumer mortgage origination business by the end of 2014.

As a result of exiting the mortgage business, the sale of the Bank branches and other staffing reductions, it will be necessary to reduce the Bank’s workforce by 242 positions, or approximately 38% (after completion of the restructuring plan).  In connection with the discontinuation of the Bank’s consumer mortgage origination business, and the branch sale, the Company currently estimates that it will incur total restructuring costs of approximately $3.4 million, of which (i) approximately $2.7 million relates to anticipated severance (approximately $2.1 million) and employee termination benefits (approximately $600 thousand) (pending regulatory approval), (ii) approximately $300 thousand relates to contract termination costs, and (iii) approximately $400 thousand relates to other associated costs.

The total restructuring costs are expected to be recognized as a one-time charge in the second quarter, the entirety of which is expected to result in future cash expenditures in the third and fourth quarters.  However, there can be no assurances as to the precise timing of these expenditures.

The Company also estimates that there will be approximately $900 thousand in write-offs related to software and equipment associated with the Bank exiting its consumer mortgage origination business.

Item 2.06	Material Impairments.

The information required by this Item, to the extent currently known, is incorporated herein by reference from Item 2.05 above.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 30, 2014, the Board approved an amendment to the Company’s Amended and Restated Bylaws to reflect a change in the address of the Company’s home office, consistent with the change that will be made to update the address of the Company’s official registered office with the state of New Jersey described below.  A copy of the Company’s Amended and Restated Bylaws, which have been revised to reflect this change, is attached hereto as Exhibit 3.1, and incorporated herein by reference.

Later this month, the Company will make a ministerial filing with the State of New Jersey, the Company’s jurisdiction of incorporation, to officially effect the change in the address of the Company’s registered office, which was also approved by the Board on June 30, 2014.  Pursuant to the New Jersey Business Corporation Act, this filing will amend the Company’s Amended and Restated Certificate of Incorporation to change the address of the Company’s registered office from 226 Landis Avenue, Vineland, New Jersey 08360 to 350 Fellowship Road, Suite 101, Mount Laurel, New Jersey 08054.

SECTION 7 – REGULATION FD

Item 7.01	Regulation FD Disclosure.

On July 3, 2014, the Company issued a press release, which was attached as an exhibit to a Form 8-K, filed on that date, announcing the Restructuring Plan noted above.  The Company also announced on that date that it had completed the sale of $71.4 million of individual commercial loans to multiple investors, effective on June 26, 2014.  These loans had a book balance of approximately $71 million and included approximately $21 million of nonaccrual loans.  Net proceeds totaled $61.1 million and the Company expects to incur a loss of approximately $12 million after expenses and commissions in the quarter ending June 30, 2014 resulting from the sale.

In addition, the Company announced on July 3, 2014 that it intends to conduct a one-for-five (1 for 5) reverse stock split, which will be effected by means of an amendment to the Company’s Amended and Restated Certificate of Incorporation, to be filed with the New Jersey Division of Revenue, and become effective on August 11, 2014, for shareholders of record on August 8, 2014.

The information contained under Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, except as shall be specifically set forth in such filing.

Cautionary Note Regarding Forward-Looking Statements

The cost estimates and write-offs related to the Restructuring Plan set forth herein, statements as to the timing of future cash expenditures, statements related to improving the performance of the Company’s credit, operational and profitability metrics and regulatory approval of anticipated severance and termination benefits constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  The forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors.  The Company’s actual costs may differ materially from estimated costs and write-offs and there can be no assurances that the Company will incur future cash expenditures in the quarters anticipated, improve the performance of its credit, operational and profitability metrics or receive regulatory approval of the amount of severance and termination benefits currently anticipated.  We caution that such statements are subject to a number of uncertainties.  Factors that could cause actual results to differ from those expressed or implied by such forward-looking statements include, but are not limited to: (i) competition among providers of financial services; (ii) changes in laws and regulations, including without limitation changes in capital requirements under the federal prompt corrective action regulations; (iii) changes in business strategy or an inability to execute strategy due to the occurrence of unanticipated events; (iv) the failure to complete any or all of the transactions described herein on the terms currently contemplated; (v) local, regional and national economic conditions and events and the impact they may have on the Company, the Bank and its customers; (vi) the ability to attract deposits and other sources of liquidity; (vii) changes in the financial performance and/or condition of Bank’s borrowers; (viii) changes in the level of non-performing and classified assets and charge-offs; (ix) changes in estimates of future loan loss reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (x) inflation, interest rate, securities market and monetary fluctuations; (xi) changes in consumer spending, borrowing and saving habits; (xii) the ability to increase market share and control expenses; (xiii) volatility in the credit and equity markets and its effect on the general economy; and (xiv) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; and (xv) those detailed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Form 10-K for the fiscal year ended December 31, 2013, the Company’s Form 10-Q for the quarter ended March 31, 2014, and in other filings made pursuant to the Securities Exchange Act of 1934, as amended.  Therefore, readers should not place undue reliance on any forward-looking statements.  The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUN BANCORP, INC.

Date:	July 7, 2014	By:	/s/ Thomas M. Brugger
Thomas M. Brugger
Executive Vice President and Chief Financial Officer
(Duly Authorized Officer)